                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement         [_]  Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              Exabyte Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials:

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

                  [LOGO OF EXABYTE CORPORATION APPEARS HERE]

                               1685 38TH STREET
                            BOULDER, COLORADO 80301

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 9, 1997

TO THE STOCKHOLDERS OF EXABYTE CORPORATION:

  NOTICE IS HEREBY given that the Annual Meeting of Stockholders of Exabyte Corporation, a Delaware corporation (the "Company"), will be held on Friday, May 9, 1997 at 9:00 a.m. at the Company's principal executive offices, 1685 38th Street, Boulder, Colorado 80301 (the "Annual Meeting"), for the following purposes:

    1. To elect one director to hold office until the 2000 Annual Meeting of Stockholders.

    2. To approve the Incentive Stock Plan, as amended, to, among other things, increase the number of shares authorized for issuance by 1,500,000 shares and to extend the termination date of the Incentive Stock Plan to January 16, 2007.

    3. To ratify the selection of Price Waterhouse LLP as independent accountants of the Company for its fiscal year ending January 3, 1998.

    4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

  The Board of Directors has fixed the close of business on March 19, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          [SIGNATURE OF STEPHEN F. SMITH
                                           APPEARS HERE]

                                          Stephen F. Smith
                                          Corporate Secretary

Boulder, Colorado
March 28, 1997

   ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST BRING WITH YOU A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                              EXABYTE CORPORATION
                               1685 38TH STREET
                            BOULDER, COLORADO 80301

                               ----------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 9, 1997

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Exabyte Corporation, a Delaware corporation (the "Company" or "Exabyte"), for use at the Annual Meeting of Stockholders to be held on May 9, 1997, at 9:00 a.m. (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's principal executive offices, 1685 38th Street, Boulder, Colorado 80301.

SOLICITATION

  The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the common stock of the Company ("Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

  The Company knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Annual Meeting. However, if any other business shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in respect of such other business in accordance with their best judgment.

  The Company intends to mail this proxy statement and accompanying proxy card on or about March 28, 1997 to all stockholders entitled to vote at the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

  Only holders of record of Common Stock at the close of business on March 19, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 19, 1997, the Company had outstanding and entitled to vote 22,303,343 shares of Common Stock.

  Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Corporate Secretary of the Company at the Company's principal executive offices, 1685 38th Street, Boulder, Colorado 80301, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

  Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than December 2, 1997 in order to be included in the proxy statement and proxy relating to that annual meeting. Stockholders are also advised to review the Company's By-laws, which contain additional requirements with respect to advance notice of director nominations and stockholder proposals.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Company's Restated Certificate of Incorporation and By-laws provide that the Board shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled by a majority vote of the stockholders or by a majority vote of the remaining directors. A director elected to fill a vacancy (including a vacancy created by an increase in the size of the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred.

  The Board is presently composed of six members. There is one director in the class whose term of office expires in 1997. The nominee for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, the nominee would serve until the 2000 Annual Meeting and until a successor is elected and qualified, or until such director's earlier death, resignation or removal.

  Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The person nominated for election has agreed to serve, if elected, and management has no reason to believe that the nominee will be unable to serve.

  Set forth below is biographical information for the person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING

Mark W. Perry

  Mr. Mark W. Perry, age 53, has served as a director of Exabyte since March 1994. Mr. Perry has served as a General Partner of New Enterprise Associates, a venture capital firm, since January 1996. From May 1994 to December 1995, Mr. Perry served as President and Chief Executive Officer and then as Chairman of Viewstar Corporation, a provider of business process automation, client/server software. Prior to joining Viewstar, Mr. Perry was employed by Silicon Graphics, Inc., a manufacturer of visual computing systems, serving as Vice Chairman from April 1992 until May 1994, as Executive Vice President responsible for worldwide sales, marketing and service, business development and administration in 1991 and 1992, as Executive Vice President responsible for the product divisions, including research and development, manufacturing, marketing and software applications, from 1988 through 1990, and as Vice President of Finance and Administration and Chief Financial Officer from 1985 to 1988. Prior to his association with Silicon Graphics, Inc., Mr. Perry was Executive Vice President and Chief Operating Officer of Sonoma Vineyards, Windsor, California from 1982 to 1985 and a partner at Arthur Young & Company, San Francisco, California, from 1977 to 1982. Mr. Perry is a Certified Public Accountant. Mr. Perry is also a director of Arbor Software Corporation.

           THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

Ralph Z. Sorenson

  Dr. Ralph Z. Sorenson, age 63, has served as a director of Exabyte since January 1993. Dr. Sorenson is currently a Professor Emeritus at the College of Business and Administration at the University of Colorado at Boulder. From July 1992 to June 1993 he was Dean of the College of Business and Administration. Dr. Sorenson served as Adjunct Professor of Management at the Harvard Business School from 1989 to 1992, teaching management policy and practice. From 1981 to 1989, Dr. Sorenson was Chairman, President and Chief Executive Officer of Barry Wright Corporation, a diversified industrial company engaged in the design and manufacture of industrial products for improving productivity and integrating filing systems for the office. Prior to 1981, he was President of Babson College in Wellesley, Massachusetts. Dr. Sorenson also serves as a director of Eaton Vance Corporation; Houghton Mifflin Company; Polaroid Corporation; Sweetwater, Inc.; Whole Foods Market Incorporated; and Xenometrix, Inc.

Thomas E. Pardun

  Mr. Thomas E. Pardun, age 53, has served as a director of Exabyte since April 1995. Mr. Pardun has been President of U.S. WEST International, Asia-Pacific, a subsidiary of U.S. WEST, Inc., since May 1996. From April 1993 until May 1996, Mr. Pardun was President and Chief Executive Officer of U.S. WEST Multimedia Communications, Inc. Previously, Mr. Pardun was Vice President and General Manager of Business and Government Services at U.S. WEST Communications from January 1990 to April 1993. He served as Vice President of Marketing and Planning for U.S. WEST Communications from June 1988 through December 1989. Mr. Pardun was President of U.S. Sprint's Central Group, Sprint's West Division, and Senior Vice President of Business Development for Sprint in Kansas City. Prior to his association with Sprint, Mr. Pardun held a variety of management positions with IBM Corporation. Mr. Pardun also serves as a director of Western Digital Corporation and the Denver Center for the Performing Arts.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

Peter D. Behrendt

  Mr. Peter D. Behrendt, age 58, joined the Company in July 1987 as President, Chief Operating Officer and a director. He has been the Company's Chairman of the Board since January 1992. He served as President until January 1997, Chief Operating Officer until December 1994 and Chief Executive Officer from July 1990 until January 1997. Prior to joining the Company, Mr. Behrendt held various executive positions during 26 years with IBM, including Director of Quality and Product Assurance for the Information Systems and Communications Group and Product Manager of the electronic typewriter business, and was responsible for product and business planning for IBM's disk offerings. Mr. Behrendt is also a director of Western Digital Corporation, Infocus Systems Corporation and Wild Oats Corporation.

Bruce M. Holland

  Mr. Bruce M. Holland, age 45, has served as a director of Exabyte since January 1989. Mr. Holland has served as President, Chief Executive Officer and a director of SpectraLink Corporation, a telecommunications equipment manufacturer, since its inception in April 1990. Prior to that, Mr. Holland founded Cadnetix, a CAD/CAM manufacturer, in 1982 and served as its President and a director from its inception until the merger with Daisy Systems in 1988, at which time he became President, Chief Operating Officer and a director of Daisy/Cadnetix, Inc. Mr. Holland resigned as President and Chief Operating Officer of Daisy/Cadnetix, Inc. in September 1989 and resigned his position as a director in December 1989.

Thomas G. Washing

  Mr. Thomas G. Washing, age 56, has served as a director of Exabyte since January 1986. Since January 1997, Mr. Washing has been a Managing Director of Sequel Venture Partners LLC, a Boulder, Colorado-based venture capital firm. Prior to that, Mr. Washing was President of Sanitas Capital Management, a firm providing strategic and financial assistance to emerging growth companies.
Mr. Washing was a General Partner in the venture capital firm of Hill, Carman & Washing from 1985 to 1994. He previously co-founded Horsley Keogh & Associates, a venture capital investment firm, in 1983. Prior to entering the venture capital industry, Mr. Washing was a partner in the law firm of Nixon, Hargrave, Devans & Doyle, where he specialized in corporate and securities law.

BOARD COMMITTEES AND MEETINGS

  During the fiscal year ended December 28, 1996, the Board held one special and four regular meetings (excluding telephone board meetings). The Board has an Audit Committee and a Compensation Committee but does not have a Nominating Committee or any committee performing a similar function.

  The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the auditors' comments as to controls, adequacy of staff and management performance, and procedures in connection with audit and financial controls. The Audit Committee, which is currently composed of Messrs. Washing, Perry and Sorenson, met two times during fiscal 1996.

  The Compensation Committee makes recommendations concerning salaries, incentive compensation and stock options to officers and directors, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is currently composed of Messrs. Perry, Pardun, Holland, Sorenson and Washing. The Compensation Committee met one time during fiscal 1996.

  Under the terms of the Company's Incentive Stock Plan, as amended (the "Incentive Stock Plan"), the Board delegated the authority to grant options to employees who are not officers or directors to a Stock Option Committee, composed of Messrs. Behrendt, Holland, Pardun and Washing. The Stock Option Committee met four times during fiscal 1996.

  During fiscal 1996, each Board member attended at least 75% of the aggregate of the meetings of the Board and committees on which he served, held during the period for which he was a director or committee member, respectively.

                                  PROPOSAL 2

                     APPROVAL OF THE INCENTIVE STOCK PLAN,
                                  AS AMENDED

  The Board adopted the Incentive Stock Plan in January 1987. In January 1990, the Board approved the amendment and restatement of the Incentive Stock Plan to enhance the flexibility of the Board in granting stock options and stock purchase rights to the Company's employees and consultants. The amended and restated Incentive Stock Plan was approved by the Company's stockholders at its 1990 Annual Meeting.

  As a result of a series of amendments to the Incentive Stock Plan, as of January 1, 1997, an aggregate of 8,000,000 shares were authorized for issuance under the Incentive Stock Plan and only 932,862 shares remained available for future grants. As a result, in January 1997, the Board amended the Incentive Stock Plan, subject to stockholder approval, to, among other things, increase the aggregate number of shares authorized for issuance under the Incentive Stock Plan from 8,000,000 to an aggregate of 9,500,000 shares and to extend the termination date of the Incentive Stock Plan from February 4, 2005 to January 16, 2007. The amendment to increase the number of shares authorized for issuance was adopted by the Board to ensure that the Company can continue to grant stock options and stock purchase rights to employees and consultants at levels determined appropriate by the Board and the Compensation and Stock Option Committees.

  In April 1995, the Board amended the Incentive Stock Plan to require that the exercise price for all options granted under the Incentive Stock Plan shall be at not less than 100% of fair market value of the shares at the time of the grant and to rescind the power of the Board to lower the option price except under Section 14 of the Incentive Stock Plan "Adjustments Upon Changes in Capitalization or Merger." In November 1996, the Board amended the Incentive Stock Plan to conform to the new requirements of and to eliminate certain provisions no longer required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In January 1997, the Board amended the Incentive Stock Plan to include a provision which permits the discretionary grant of options to non-employee directors.

  During fiscal 1996, under the Incentive Stock Plan, the Company granted to all current executive officers options to purchase an aggregate of 145,000 shares at an exercise price of $14.00 per share. The Company granted to all employees (including executive officers) options to purchase 1,016,600 shares at exercise prices ranging from $13.25 to $17.50 per share. The Company also granted to all current non-employee directors options to purchase an aggregate of 30,000 shares at an exercise price of $14.00.

  Proposal 2 requests that the stockholders approve Incentive Stock Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve Proposal 2. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

              THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

  The essential features of the Incentive Stock Plan are outlined below.

                   GENERAL TERMS OF THE INCENTIVE STOCK PLAN

GENERAL

  The Incentive Stock Plan provides for the discretionary grant of both incentive and non-statutory stock options to employees and directors of and consultants to the Company and its affiliates. The Incentive Stock Plan also provides for the non-discretionary grant of non-statutory stock options to directors who are not employees of the Company or any of its affiliates. Unless the context indicates otherwise, an "affiliate" of the Company refers to any "parent" or "subsidiary" of the Company as those terms are defined in Section 424 of the Internal Revenue Code of 1986, as amended, (the "Code"). Incentive stock options granted under the Incentive Stock Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Non-statutory stock options granted under the Incentive Stock Plan are intended by the Company not to qualify as incentive stock options under the Code. The Incentive Stock Plan also provides for the grant of rights to purchase Common Stock of the Company. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and non-statutory stock options and stock purchase rights.

PURPOSE

  The purpose of the Incentive Stock Plan is to encourage ownership of shares of the Company by key employees of and consultants to the Company, thereby providing additional incentive for such persons to further the success of the Company. The Incentive Stock Plan is also intended to encourage ownership of shares of the Company by the Company's non-employee directors, thereby securing the services of such qualified directors and providing them with incentives to exert maximum efforts for the success of the Company.

ADMINISTRATION

  The Incentive Stock Plan is administered by the Board. The Board is authorized by the Incentive Stock Plan to delegate administration of the Incentive Stock Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of option grants to employees and consultants who are not officers or directors of the Company to a Stock Option Committee of the Board. The Board has delegated administration of option grants to officers and employee directors of the Company to the Compensation Committee of the Board. Administration of the portion of the Incentive Stock Plan governing grants of options to non-employee directors currently remains vested in the Board.

  With respect to discretionary grants of options and stock purchase rights, the Board has the power to interpret the Incentive Stock Plan and, subject to the provisions of the Incentive Stock Plan, to determine (i) the persons to whom and the dates on which options and stock purchase rights will be granted;
(ii) whether an option will be an incentive stock option or a non-statutory stock option; (iii) the number of shares subject to each option or stock purchase right; (iv) the exercise price and other terms and provisions of each option or stock purchase right granted; (v) to modify, terminate or amend each option granted, with the consent of the optionee; (vi) to accelerate or defer, with the consent of the optionee, the exercisability of any option; and (vii) to prescribe, amend and rescind rules and regulations relating to the Incentive Stock Plan. With respect to non-discretionary grants of options granted to non-employee directors, the Board has the power to interpret the Incentive Stock Plan. As used herein with respect to the Incentive Stock Plan, the "Board" refers to the Stock Option Committee and the Compensation Committee as well as to the Board itself.

  The regulations under Section 162(m) of the Code require that the directors who serve as members of such Committees must be "outside directors" in order for income arising from certain grants to qualify as performance-based compensation. The Incentive Stock Plan provides that, in the Board's discretion, directors serving on the Committees will be "outside directors" within the meaning of Section 162(m).

STOCK SUBJECT TO THE INCENTIVE STOCK PLAN

  If options or stock purchase rights granted under the Incentive Stock Plan expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares become available for future grant or sale under the Incentive Stock Plan, unless the Incentive Stock Plan has been terminated.

ADJUSTMENT PROVISIONS

  Subject to any required action by the stockholders of the Company, the following will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, the payment of a stock dividend with respect to the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company: (i) the number of shares of Common Stock covered by each outstanding option or stock purchase right; (ii) the maximum number of shares which may be granted to an employee during a calendar year; (iii) the class, number of shares and price per share of Common Stock subject to such outstanding options; (iv) the number of shares of Common Stock reserved for future grant of options or right under the Incentive Stock Plan; and (v) the exercise price per share covered by each outstanding option or stock purchase right.

EFFECT OF CERTAIN CORPORATE EVENTS

  With respect to discretionary grants of options or stock purchase rights the Incentive Stock Plan provides that, in the event of a proposed dissolution or liquidation of the Company, a merger of the Company with or into another corporation, or a proposed sale of all or substantially all of the assets of the Company, then, pursuant to the Incentive Stock Plan, at the sole discretion of the Board and to the extent permitted by law, several events may occur. Either (i) any surviving corporation will assume any options outstanding under the Incentive Stock Plan or will substitute similar options for those outstanding under the Incentive Stock Plan; (ii) such options will continue in full force and effect; or (iii) each option held by an optionee then performing services as an employee, director or consultant will become fully exercisable, at such time as the Board may determine, prior to consummation of such proposed action and the option terminated if not exercised prior to such event.

  The Board may also, in its discretion, require that all shares of Common Stock purchased pursuant to the early exercise provision described in the foregoing clause (iii) which would not otherwise be purchasable at such time, will be subject to a repurchase right of the Company or its successor. Such repurchase right will expire at the same, or earlier, times and under the same conditions as such shares would have become available for exercise under the original terms of the option had the option not become fully exercisable pursuant to such provision.

  With respect to non-discretionary grants of options to non-employee directors, the Incentive Stock Plan provides that, upon the occurrence of any event described above and to the extent permitted by law, each option held by a non-employee director will become fully exercisable prior to the consummation of such event and will terminate if not exercised prior to such event.

  The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company. Effective January 26, 1996, the Compensation Committee approved and the Board adopted a severance compensation program ("Severance Program") which, among other things, provides, under certain circumstances, for the acceleration of the vesting of outstanding and unexercised stock options held by the affected officer or employee.

DURATION, AMENDMENT AND TERMINATION

  The Board may suspend or terminate the Incentive Stock Plan at any time. Unless sooner terminated, the Incentive Stock Plan will terminate on January 16, 2007.

  The Board may also amend the Incentive Stock Plan at any time without stockholder approval, unless stockholder approval is necessary to comply with Rule 16b-3 of the Exchange Act, or to satisfy the requirements of Section 422(b) of the Code, or Nasdaq or other securities exchange listing requirements. Any amendment of the Incentive Stock Plan requiring stockholder approval will not become effective unless so approved by the stockholders. The Board may submit any other amendment to the Incentive Stock Plan for stockholder approval including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

  Incentive Stock Options. Incentive stock options are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under Section 422 of the Code. Incentive stock options generally have the following federal income tax consequences:

  There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

  If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or whose stock is subject to Section 16(b) of the Exchange Act.

  To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disposition occurs.

  Non-statutory Stock Options. Non-statutory stock options generally have the following federal income tax consequences:

  There are no tax consequences to the optionee or the Company by reason of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, normally the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or whose stock is subject to Section 16(b) of the Exchange Act.

  Stock Purchase Rights. Generally, the taxation of purchases pursuant to stock purchase rights is identical to that of non-statutory stock options (see "Non-statutory Stock Options" above). However, since stock acquired under a stock purchase right normally is subject to a repurchase option, upon purchase of Common Stock pursuant to stock purchase rights, the purchaser will not normally recognize taxable income until such time as the Common Stock is no longer subject to repurchase by the Company. At such time, the purchaser will recognize taxable ordinary income equal to the excess of the value of the Common Stock at the time the repurchase option lapses over the amount paid for the Common Stock. The purchaser may, however, make an election under Section 83(b) of the Code to recognize ordinary income at the time of purchase measured by the excess of the fair market value of the Common Stock at the time of the purchase, determined without reference to the Company's right of repurchase, over the amount paid for the Common Stock.

  Generally, if the purchaser is an employee, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the purchaser. Upon disposition of the Common Stock, the purchaser will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such Common Stock plus any amount recognized as ordinary income as a result of the purchase of the Common Stock. Such gain or loss will be long-term or short-term depending on whether the Common Stock was held for more than one year from the date on which ordinary income was measured. Slightly different rules may apply to purchasers who acquire stock which is subject to Section 16(b) of the Exchange Act.

  Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

  Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with U.S. Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the Compensation Committee) of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and the option is approved by stockholders.

TERMS APPLICABLE TO DISCRETIONARY GRANTS OF OPTIONS AND STOCK PURCHASES

ELIGIBILITY

  Incentive stock options may be granted only to employees of the Company or any affiliate, including directors who are also employees. Non-statutory stock options and stock purchase rights may be granted only to employees of the Company or any affiliate or to persons performing services for the benefit of the Company or any affiliate, such as directors, independent consultants or advisors. The number of persons eligible to participate as of January 2, 1997 was approximately 1,493.

  The aggregate fair market value (determined as of the time each option is granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by any individual optionee during any single calendar year (under all incentive stock option plans of the Company and its affiliates) may not exceed $100,000. Should it be determined that any incentive stock option, or portion thereof, granted under the Incentive Stock Plan exceeds the applicable maximum, such incentive stock option, or portion thereof, will be considered a non-statutory stock option.

  The Incentive Stock Plan includes a per-employee, per-calendar-year limitation on the number of shares that can be made subject to options equal to 500,000 shares of Common Stock. The purpose of this limitation is generally to permit the Company to continue to be able to deduct for tax purposes the compensation attributable to the exercise of options and rights granted under the Incentive Stock Plan, pursuant to Section 162(m) of the Code.

   TERMS OF DISCRETIONARY OPTIONS AND RIGHTS UNDER THE INCENTIVE STOCK PLAN

  The following is a description of the terms and conditions of stock options and stock purchase rights permitted to be granted to employees and directors of and consultants to the Company or its affiliates under the Incentive Stock Plan (other than non-discretionary grants to non-employee directors). Individual stock option grants or purchase rights in any given case may be more restrictive as to any or all of the provisions permitted by the Incentive Stock Plan as described below. The terms and conditions of separate options and stock purchase rights need not be identical.

STOCK OPTIONS

  Exercise Price. The exercise price for any incentive stock option granted under the Incentive Stock Plan may not be less than 100% of the fair market value (defined as the closing sales price of the Company's Common Stock on the Nasdaq National Markets) of the Common Stock subject to the option on the date of the grant. However, no incentive stock option may be granted to any person who, at the time of the grant, owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or of any affiliate, unless the exercise price is at least 110% of the fair market value of the stock subject to the option. At March 19, 1997 the closing sales price of the Company's Common Stock as reported on the Nasdaq National Market was $12.25 per share.

  Consideration. The consideration to be paid for shares to be issued upon exercise of an option, including the method of payment, is determined by the Board and may consist entirely of cash, check or other shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which such option is exercised, or any combination of such methods of payment, or such other consideration and method of payment to the extent permitted under applicable law. A promissory note may be used to pay the exercise price of an option if the Board so provides and if the promissory note is for an amount no greater than the full purchase price less the aggregate par value of the shares purchased, and an amount equal to or greater than such aggregate par value is paid in cash at the time of exercise.

  Option Exercise. Options are exercisable at such times and under such conditions as determined by the Board and as permissible under the Incentive Stock Plan. The Board has the power to accelerate or defer (with optionee's consent) the time during which an option may be exercised. In general, options become exercisable at the rate of 2% per month from the date of grant.

  Term. Options have a maximum term of 10 years from the date of grant, except that incentive stock options granted to persons owning more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate have a maximum term of five years from the date of grant.

  An option will terminate on the earlier (i) of the date of expiration of the option, (ii) three months after termination of services to the Company or an affiliate, (iii) six months after termination of employment if such termination is due to such optionee's total and permanent disability (as defined in the Code), or (iv) six months after death if the optionee dies within not more than three months after termination of employment or engagement as consultant. The option by its terms may provide for a longer or shorter period of exercise following termination of service.

  Restrictions on Transfer. Under the Incentive Stock Plan, an option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the optionee other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.

STOCK PURCHASE RIGHTS

  Rights. The Board may offer employees and consultants the right to purchase Common Stock of the Company on terms determined by the Board. The Board will advise the intended purchaser in writing of the terms, conditions and restrictions relating to the offer, including the number of shares which such person is entitled to purchase and the form of the proposed stock purchase agreement. As of the date hereof, the Company has not granted any stock purchase rights under the Incentive Stock Plan.

  Exercise Price. The exercise price of a stock purchase right is determined by the Board but, under the Incentive Stock Plan the exercise price may not be less than 100% of the fair market value of the Common Stock subject to the stock purchase right on the date of grant.

  Consideration. The consideration to be paid for shares to be issued upon exercise of a stock purchase right, including the method of payment, is determined by the Board and may consist entirely of cash, check or other shares of Common Stock of the Company having a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which such right is exercised, or any combination of such methods of payment, or such other consideration and method of payment to the extent permitted under the law. A promissory note may be used to pay the exercise price of a stock purchase right if so provided by the Board and if the promissory note is for an amount no greater than the full purchase price less the aggregate par value of the shares purchased, and an amount equal to or greater than such aggregate par value is paid in cash at the time of exercise.

  Exercise. Stock purchase rights granted under the Incentive Stock Plan must be accepted within the time period determined by the Board at the time of grant, which period cannot exceed nine months from the date of grant. An offer may be accepted by execution and delivery to the Company of a stock purchase agreement together with the requisite payment within the time specified.

  Repurchase Option. Unless the Board determines otherwise, a stock purchase agreement will (i) grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of a purchaser's services to the Company for any reason, and (ii) set the purchase price for the shares repurchased at the original price paid by the purchaser (plus interest, if any, as determined in the stock purchase agreement) which may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option will lapse at such rate as the Board may determine.

  Restrictions on Transfer. Under the Incentive Stock Plan, a stock purchase right may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the holder thereof other than by will or by the laws of descent and distribution. During the lifetime of a holder, a stock purchase right may be exercised only by that holder.

     TERMS APPLICABLE TO NON-EMPLOYEE DIRECTORS' NON-DISCRETIONARY GRANTS

ELIGIBILITY OF DIRECTORS

  Non-discretionary grants of options under the Incentive Stock Plan are made only to non-employee directors. Messrs. Holland, Pardun, Perry, Sorenson and Washing are currently eligible to receive such grants.

GRANTS

  The Incentive Stock Plan provides for the non-discretionary grant of non-statutory stock options to purchase shares of Common Stock of the Company to non-employee directors, including non-employee directors who are also consultants. Pursuant to the terms of the Incentive Stock Plan, each non-employee director who is a non-employee director on January 27th of each fiscal year and has been a non-employee director for at least three months prior will automatically be granted a non-statutory option on such date to purchase 5,000 shares of Common Stock. Accordingly, on January 27, 1997, Messrs. Holland, Pardun, Perry, Sorenson and Washing each received an option to purchase 5,000 shares of Common Stock at an exercise price per share of $10.61. The Incentive Stock Plan also provides that each person who is elected for the first time to be a non-employee director shall, upon the date of his initial election, automatically be granted a non-statutory option to purchase 10,000 shares of Common Stock.

TERMS OF OPTIONS

  Exercise Price. The exercise price of each option must be 100% of the fair market value of the Common Stock subject to the option on the date of the grant.

  Consideration. The consideration to be paid for shares to be issued upon exercise of an option may consist entirely of cash, check or other shares of the Company (held for the period required to avoid charges to the Company's reported earnings) having a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which such option is exercised, or any combination of such methods of payments.

  Option Exercise. Non-discretionary options granted to non-employee directors under the Incentive Stock Plan become exercisable in installments of 2% per month from the date of grant.

  Term. Non-discretionary options granted to non-employee directors have a term of 10 years from the date of grant. Each such option will terminate on the earlier of the date of expiration of the option or (i) three months after the services of a non-employee director terminate; (ii) six months after termination of such services if such termination is due to such optionee's total and permanent disability (as defined in the Code); or (iii) six months after death if the optionee dies or if the optionee dies within not more than three months after termination of such service. Under clause (i) in the preceding sentence, the services of a non-employee director shall not be deemed terminated if such non-employee director subsequently becomes an employee or consultant.

  Restrictions on Transfer. Under the Incentive Stock Plan, non-discretionary options granted to a non-employee director may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the optionee other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an option may be exercised only by that optionee.

                                  PROPOSAL 3

                         RATIFICATION OF SELECTION OF
                            INDEPENDENT ACCOUNTANTS

  The Board has selected Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending January 3, 1998, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Price Waterhouse LLP has audited the Company's financial statements since inception. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

  Stockholder ratification of the selection of Price Waterhouse LLP as the Company's independent accountants is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Price Waterhouse LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy entitled to vote at the Annual Meeting will be required to ratify the selection of Price Waterhouse LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

              THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 19, 1997 by: (i) each director; (ii) each executive officer named in the Summary Compensation Table who was employed by the Company in that capacity as of March 19, 1997; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                              BENEFICIAL
                                                             OWNERSHIP(1)
                                                         --------------------
                                                         NUMBER OF PERCENT OF
BENEFICIAL OWNER                                          SHARES     TOTAL
----------------                                         --------- ----------
First Pacific Advisors, Inc. ........................... 2,661,300    11.9%
  11400 W. Olympic Blvd.
  Suite 1200
  Los Angeles, CA 90064(2)
Peter D. Behrendt(3)(4).................................   513,380     2.3%
Bruce M. Holland(3).....................................    13,800       *
Thomas E. Pardun(3).....................................     7,600       *
Mark W. Perry(3)........................................    12,100       *
Ralph Z. Sorenson(3)....................................    18,400       *
Thomas G. Washing(3)(5).................................    29,896       *
Mark W. Canright(3).....................................    77,540       *
William L. Marriner(3)(6)...............................   208,482       *
David L. Riegel(3)(7)...................................   166,410       *
All executive officers and directors as a group (9
 persons)(8)............................................ 1,047,608     4.7%

--------
 * Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 22,303,343 shares outstanding on March 19, 1997, adjusted as required by rules promulgated by the Commission.
(2) First Pacific Advisors, Inc. is a subsidiary of United Asset Management Corporation and manages the FPA Family of Funds. It has shared voting power with respect to 780,300 shares and shared dispositive power with respect to 2,661,300 shares.
(3) Includes shares issuable upon the exercise of stock options that are exercisable within 60 days of March 19, 1997, pursuant to outstanding options as follows: Mr. Behrendt, 255,500 shares; Mr. Holland, 13,400 shares; Mr. Pardun, 6,600 shares; Mr. Perry, 12,100 shares; Mr. Sorenson, 18,400 shares; Mr. Washing, 13,400 shares; Mr. Canright, 77,540 shares; Mr. Marriner, 125,400 shares; and Mr. Riegel, 144,800 shares.
(4) Includes 21,960 shares held by Mr. Behrendt's spouse as custodian for the benefit of three children of Mr. Behrendt.
(5) Includes 2,500 shares held by Mr. Washing's spouse as to which he disclaims beneficial ownership.
(6) Includes 25,000 shares held by Mr. Marriner's spouse.
(7) Includes 1,626 shares held in trust for the benefit of Mr. Riegel and his spouse.
(8) Includes shares described in the notes above, as applicable.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during fiscal 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                            EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT(1)

  The Compensation Committee (the "Committee") is composed entirely of non-employee directors and is responsible for establishing and administering the policies which govern the compensation of executive officers.

COMPENSATION PHILOSOPHY

  The Company's executive compensation programs are designed to attract and retain executives capable of leading the Company to meet its business objectives and to motivate them to enhance long-term stockholder values. The elements of the Company's compensation program include base salary compensation, profit sharing and long-term compensation.

BASE COMPENSATION

  To determine the base salary, the Committee, as in previous years, reviewed the report submitted by the Human Resources Department of the Company. This report reviews independent surveys that compare compensation paid to executives in high technology companies with revenues between $150 million and $500 million. One survey also includes a separate comparison for a group of 15 companies of comparable size in the systems and peripherals business (the "Industry Survey"). Both total compensation and the proportion reported as incentive pay were examined.

  In addition to the Industry Survey results, the Committee reviewed Mr. Behrendt's performance of job responsibilities in 1995 as well as other factors. The Committee noted that in 1995 anticipated earnings were not achieved, due in part to lower than expected sales to VAR and distribution channels, lower sales to certain of the Company's large OEM customers and significantly lower gross margins on products. The shutdown cost of the facilities in Ann Arbor, San Jose and Lenexa also adversely affected 1995 revenues. Furthermore, inventories were higher than the Company's internal objectives and a write-down of the quarter-inch, 4mm and end-of-life 8mm inventories occurred in the third quarter. The Committee did not assign relative weights to these factors. As a result of these considerations, the Committee determined that no increase in salary from the 1995 level would be granted to either Mr. Behrendt or to any of the other executive officers for 1996.

PROFIT SHARING

  Incentive compensation for executive officers is reflected in the annual bonus plan, which is established at the first Board meeting of each year and is based upon attainment of pre-tax income levels established by the Board in the adoption of the annual operating plan. In 1996, the bonus for Mr. Behrendt (paid in 1997) was established as a percentage of his 1996 base salary payable to the extent that the Company satisfied pre-tax income goals established by the annual 1996 operating plan (the "1996 Operating Plan"). The target level of operating profit was not fully achieved by the end of fiscal 1996. As a result, the bonus for Mr. Behrendt for fiscal 1996 was awarded only to the extent of 39% of the on-plan bonus specified in the 1996 Operating Plan. Similar bonuses were paid to the other executive officers for fiscal 1996, with the exception of Mr. Canright, Senior Vice President of Sales and Customer Service, whose bonus was based on the attainment of a combination of income and revenue levels.

LONG-TERM COMPENSATION

  The third component of compensation is long-term compensation, reflected in the stock option program. The Company has used the grant of options under the Incentive Stock Plan to underscore the common interests of stockholders and management. Options granted to executive officers are intended to provide a continuing financial incentive to maximize long-term value to stockholders. In determining the size of an option to be granted to an executive officer, the Committee takes into account an officer's position and level of responsibility within the Company, the officer's existing stock and unvested option holdings, and the potential reward to the officer if the stock price appreciates in the public market. In 1996, the Committee determined that long-term incentive compensation should continue to constitute a significant component of compensation for executives. As a result, in 1996 the Committee granted options to executive officers to purchase Common Stock at levels ranging from 20,000 to 65,000 shares. Applying the factors described above, the Committee granted Mr. Behrendt a stock option to acquire 65,000 shares. Mr. Behrendt's grant of options, as well as those granted to other executive officers, are in the midrange of equity incentives granted to executive officers at other companies in the Industry Survey reviewed. The exercise price for each grant represents the closing price of the stock on the date of grant. The Company's option grants are on a 50-month vesting schedule and are only of value at the time of vesting, and only if the stock price has appreciated.

  The Company has not adopted a policy with respect to Section 162(m) of the Code. However, the Compensation Committee has determined that stock options and rights granted under the Incentive Stock Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant should, where practicable, be treated as "performance-based compensation." To that end, the Incentive Stock Plan provides that no employee may be granted stock options under the Incentive Stock Plan during a calendar year to purchase in excess of 500,000 shares of Common Stock.

                            COMPENSATION COMMITTEE

    Mark W. Perry            Thomas E. Pardun       Bruce M. Holland
    Thomas G. Washing        Ralph Z. Sorenson      James M. McCoy*
--------
*  Mr. McCoy resigned as a member of the Board effective November 5, 1996.

(1) The material in this report is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION OF DIRECTORS

  Each director of the Company who is not a full-time employee of the Company received $15,000 as an annual retainer for his service as a director. In addition, such directors receive $1,500 for each Board meeting they attend in person and $250 for each meeting of a committee of the Board which they attend in person or every telephone Board meeting in which they participate. Non-employee directors received an aggregate of $137,500 for services rendered to the Company as directors during fiscal 1996. The Company also reimburses non-employee directors for out-of-pocket travel expenses in connection with their attendance at meetings of the Board. Pursuant to the Incentive Stock Plan, on January 27 of each fiscal year, each non-employee director who has been a non-employee director for at least three months is automatically granted a non-statutory option to purchase 5,000 shares of the Company's Common Stock. Each newly-elected non-employee director, upon initial election to the Board, is to receive a non-statutory option to purchase 10,000 shares of the Company's Common Stock. The exercise price of such options equals the fair market value of the Company's Common Stock on the date of grant and vests at the rate of 2% per month commencing on the date of grant. During fiscal 1996, options covering an aggregate of 35,000 shares were granted to the Company's non-employee directors as a group with a weighted average exercise price per share of $14.00.

SUMMARY OF COMPENSATION

  The following table provides, for the years ended December 28, 1996, December 30, 1995 and December 31, 1994, certain summary information concerning compensation paid to or earned by the Company's Chief Executive Officer and each of the other most highly-compensated executive officers of the Company at December 28, 1996 whose aggregate base salary and bonus for fiscal 1996 exceeded $100,000 (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                            LONG-TERM:
                                                           COMPENSATION
                                                           ------------
                               ANNUAL COMPENSATION            AWARDS
                          -----------------------------    ------------
                                                            SECURITIES  ALL OTHER
                                                            UNDERLYING   COMPEN-
NAME AND PRINCIPAL                                           OPTIONS     SATION
POSITION                  YEAR SALARY($)(1)(2) BONUS($)       (#)(3)     ($)(4)
------------------        ---- --------------- --------    ------------ ---------
Peter D. Behrendt.......  1996     408,860      72,666        65,000      8,700
 Chairman of the
 Board(5)                 1995     406,680        0           65,000      7,826
                          1994     385,582     253,176        70,000      8,670
William L. Marriner.....  1996     225,696      32,201        30,000      4,570
 Chief Executive Officer
 (Acting)                 1995     224,932        0           30,000      4,489
 President (Acting)(6)    1994     203,867     100,399        50,000      5,314
 Chief Financial Officer
David L. Riegel.........  1996     229,743      32,986        30,000      7,458
 Exec. Vice President of
 Operations               1995     230,371        0           30,000      7,101
                          1994     208,846     109,704        60,000      6,636
Mark W. Canright........  1996     189,195     140,276(7)     20,000      5,664
 Sr. Vice President
Sales & Customer          1995     189,980     149,209(7)     20,000      5,326
 Support(7)               1994     176,539     284,955(7)     38,000      5,538

--------
(1) Includes amounts earned but deferred at the election of the Named Executive Officers under the Company's 401(k) Plan.
(2) As permitted by Commission rules, no amounts are shown for certain perquisites where such amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.
(3) The Company has not granted any SARs or restricted stock awards.
(4) Includes the Company's matching payments under its 40l(k) plan for 1996 as follows: Mr. Behrendt, $3,750; Mr. Riegel, $3,750; Mr. Marriner, $3,750; and Mr. Canright, $3,750. Also includes the dollar value of executive life insurance premiums paid by the Company in 1996 for the benefit of the Named Executive Officers as follows: Mr. Behrendt, $4,950; Mr. Riegel, $3,708; Mr. Marriner, $820; and Mr. Canright, $1,914.
(5) Until January 16, 1997, Mr. Behrendt also served as President and Chief Executive Officer of the Company.
(6) Since January 16, 1997, Mr. Marriner has served as Chief Executive Officer (acting) and President (acting) in addition to serving as Executive Vice President and Chief Financial Officer of the Company.
(7) Includes $140,276 in commissions paid to Mr. Canright for 1996; $149,209 in commissions paid to Mr. Canright for 1995; and $189,187 in commissions paid to Mark W. Canright for 1994.

EXECUTIVE OFFICER SEVERANCE PROGRAM

  Effective January 26, 1996, the Compensation Committee approved and the Board adopted a Severance Program under which officers and other specified employees of the Company would receive certain severance payments in the event their employment with the Company were terminated within one year after certain changes in control of the Company. The Severance Program provides for a severance payment in varying amounts, not to exceed 18 months of compensation, depending upon the time of any such change in control as well as the position level of such terminated officer or employee. The Severance Program further provides, under certain circumstances, for the acceleration of the vesting of outstanding and unexercised stock options held by the affected officer or employee.

INCENTIVE STOCK PLAN

  The Board adopted the Incentive Stock Plan in January 1987. As a result of a series of amendments, at March 19, 1997 there were 9,500,000 shares of Common Stock authorized for issuance under the Incentive Stock Plan (including 1,500,000 shares added by amendment in January 1997 and subject to stockholder approval). The Incentive Stock Plan provides for the discretionary grant of both incentive and non-statutory options to employees, directors and consultants to the Company and its affiliates. The Incentive Stock Plan also provides for the non-discretionary grant of non-statutory stock options to non-employee directors of the Company or any of its affiliates.

  As of March 19, 1997, options to purchase 4,077,508 shares were outstanding under the Incentive Stock Plan and options to purchase 351,115 shares (excluding 1,500,000 shares added by amendment in January 1997 and subject to stockholder approval) remained available for future grant thereunder.

STOCK OPTION GRANTS

  The following table contains information for the year ended December 28, 1996 concerning the grant of stock options under the Incentive Stock Plan to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                          POTENTIAL
                                                                      REALIZABLE VALUE
                                                                      AT ASSUMED ANNUAL
                                                                       RATES OF STOCK
                                                                            PRICE
                                                                      APPRECIATION FOR
                                      INDIVIDUAL GRANTS                OPTION TERM(3)
                         -------------------------------------------- -----------------
                         NUMBER OF  % OF TOTAL
                         SECURITIES  OPTIONS
                         UNDERLYING GRANTED TO
                          OPTIONS   EMPLOYEES
                          GRANTED   IN FISCAL   EXERCISE   EXPIRATION
          NAME             (#)(1)    YEAR(2)   PRICE($/SH)    DATE     5%($)   10%($)
          ----           ---------- ---------- ----------- ---------- ------- ---------
Peter D. Behrendt.......   65,000      6.3        14.00     01/26/06  572,294 1,450,306
William L. Marriner ....   30,000      2.9        14.00     01/26/06  264,136   669,372
David L. Riegel ........   30,000      2.9        14.00     01/26/06  264,136   669,372
Mark W. Canright .......   20,000      1.9        14.00     01/26/06  176,091   446,248

--------
(1) The Company has no plan that provides for the issuance of SARs. Options generally vest at the rate of 2% of the total grant per month beginning one month from the date of grant, for a period of 50 months. Options may be either non-statutory or incentive stock options under the Code. The exercise price of options granted under the Incentive Stock Plan must be equal to no less than the fair market value of the Common Stock subject to the option on the date of grant. Options granted to executive officers and certain members of management are subject to an agreement with the Company which provides, that upon a change of control, options will fully vest unless the Board directs otherwise. The Board may not reprice options granted under the Incentive Stock Plan.
(2) Based on options granted to employees for the year ended December 28, 1996 to purchase 1,046,600 shares.
(3) The potential realizable value is based on the term of the option at the date of grant (10 years in each case). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term, and that the option is exercised and sold on the last day of the option term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the Commission, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

OPTION EXERCISES AND HOLDINGS

  The following table provides information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                      NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                           SHARES                   OPTIONS AT FY-END (#)(2)      AT FY-END ($)(3)
                         ACQUIRED ON     VALUE      ------------------------- -------------------------
          NAME           EXERCISE(#) REALIZED($)(1) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           ----------- -------------- ------------------------- -------------------------
Peter D. Behrendt ......    4,500        78,300          346,500/117,300             1,835,920/0
William L. Marriner ....        0             0          108,400/ 61,800                     0/0
David L. Riegel ........        0             0          134,600/ 65,400                     0/0
Mark W. Canright .......        0             0           68,100/ 41,200                 3,450/0

--------
(1) Value realized is based on the fair market value of the Common Stock on the date of exercise (based on the closing sales price reported on the Nasdaq National Market) less the exercise price and does not necessarily indicate that the shares were sold by the optionee.
(2) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of the Common Stock at December 28, 1996.
(3) Fair market value of the Company's Common Stock at December 28, 1996 ($13.50, based on the closing sales price reported on the Nasdaq National Market) less the exercise price of the option.

                             PERFORMANCE GRAPH(1)

              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT
                          AMONG EXABYTE CORPORATION,
                        NASDAQ COMPOSITE INDEX AND THE
                   NASDAQ COMPUTER MANUFACTURER STOCKS INDEX





                             [GRAPH APPEARS HERE]

------------------------------FISCAL YEAR ENDING--------------------------------

COMPANY                  1991     1992     1993     1994     1995    1996

EXABYTE CORPORATION      100      62.13    60.00    72.77    49.79   45.96
SIC CODE                 100      89.44   103.24   125.22   171.74  232.79
NASDAQ MARKET INDEX      100     100.98   121.13   127.17   164.96  204.98



                  ASSUMES $100 INVESTED ON DECEMBER 28, 1991
                         ASSUMES DIVIDEND REINVESTMENT
                      FISCAL YEAR ENDED DECEMBER 28, 1996
--------
(1) The material in this chart is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                 OTHER MATTERS

  The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors


                                          [SIGNATURE OF STEPHEN F. SMITH
                                          APPEARS HERE]

                                          Stephen F. Smith
                                          Corporate Secretary

--------
A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 1996 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: VIKI MCKINNEY, EXABYTE CORPORATION, 1685 38TH STREET, BOULDER, COLORADO 80301.